POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each of the undersigned appoints John E. Bailye and George T. Robson and each of them as the attorney-in-fact and agent of the undersigned, with full power and authority of substitution, to execute for and on behalf of the undersigned a REGISTRATION STATEMENT ON FORM S-8 by Dendrite International, Inc. for the Dendrite International, Inc. Deferred Compensation Plan, and all amendments or supplements to this Registration Statement and all related documents and instruments, and to file the same with the Securities and Exchange Commission, granting to each such attorney-in-fact and agent full power and authority to take such action as he deems advisable or necessary to carry out the intent of this Power of Attorney.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of December 13, 1999.




NAME                              TITLE
----                              -----


     JOHN E. BAILYE               Chief Executive Officer,
-----------------------------     President and Director
     John E. Bailye


    GEORGE T. ROBSON              Senior Vice President and
-----------------------------     Chief Financial Officer
    George T. Robson


   BERNARD M. GOLDSMITH
-----------------------------
   Bernard M. Goldsmith           Director


    EDWARD J. KFOURY
-----------------------------
    Edward J. Kfoury              Director


     PAUL A. MARGOLIS
-----------------------------
     Paul A. Margolis             Director


    JOHN H. MARTINSON
-----------------------------
    John H. Martinson             Director

    TERENCE H. OSBORNE
-----------------------------
    Terence H. Osborne            Director